Effective October 11, 2013 the
Companys American Depositary Share
(ADS) Ratio Changed from Each
American Depositary Share Represents
Five Hundred Deposited Shares (1:500) to
Each American Depositary Share
Represents Twenty Deposited Shares
(1:20)

EXHIBIT A
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents
Five hundred (500) deposited Shares)
THE BANK OF NEW YORK MELLON
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES
OF
ISONEA, LIMITED
(INCORPORATED UNDER THE LAWS
OF AUSTRALIA)
            The Bank of New York
Mellon, as depositary (hereinafter called the
Depositary), hereby certifies
that________________________________
___________, or registered assigns IS THE
OWNER OF
_____________________________
AMERICAN DEPOSITARY SHARES
representing deposited ordinary shares
(herein called Shares) of iSonea, Limited, a company incorporated under the laws of the Commonwealth of Australia (herein called the Company). At the date hereof, each American Depositary Share represents five hundred (500) Shares deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the principal Melbourne, Victoria, office of
National Australia Bank Ltd. (herein called the Custodian). The Depositarys Corporate
Trust Office is located at a different address than its principal executive office. Its
Corporate Trust Office is located at 101
Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y. 10286




1.	THE DEPOSIT AGREEMENT.
      This American Depositary Receipt is
one of an issue (herein called Receipts), all
issued and to be issued upon the terms and
conditions set forth in the deposit agreement
dated as of November 7, 2011 (herein called
the Deposit Agreement) among the
Company, the Depositary and all Owners
and Holders from time to time of American
Depositary Shares issued thereunder, each of
whom by accepting American Depositary
Shares agrees to become a party thereto and
become bound by all the terms and
conditions thereof.  The Deposit Agreement
sets forth the rights of Owners and Holders
and the rights and duties of the Depositary
in respect of the Shares deposited
thereunder and any and all other securities,
property and cash from time to time received
in respect of such Shares and held
thereunder (such Shares, securities, property,
and cash are herein called Deposited
Securities).  Copies of the Deposit
Agreement are on file at the Depositarys
Corporate Trust Office in New York City
and at the office of the Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement
and are qualified by and subject to the
detailed provisions of the Deposit
Agreement, to which reference is hereby
made.  Capitalized terms defined in the
Deposit Agreement and not defined herein
shall have the meanings set forth in the
Deposit Agreement.
2.	SURRENDER OF AMERICAN
DEPOSITARY SHARES AND
WITHDRAWAL OF DEPOSITED
SECURITIES.
      Upon surrender at the Corporate
Trust Office of the Depositary of American
Depositary Shares, and upon payment of the
fee of the Depositary provided in this
Receipt, and subject to the terms and
conditions of the Deposit Agreement, the
Owner of those American Depositary Shares
is entitled to delivery, to him or as
instructed, of the amount of Deposited
Securities at the time represented by those
American Depositary Shares.  Such delivery
will be made at the option of the Owner
hereof, either at the office of the Custodian
or at the Corporate Trust Office of the
Depositary, provided that the forwarding of
certificates for Shares or other Deposited
Securities for such delivery at the Corporate
Trust Office of the Depositary shall be at the
risk and expense of the Owner hereof.
3.	TRANSFERS, SPLITUPS, AND
COMBINATIONS OF RECEIPTS.
      Transfers of American Depositary
Shares may be registered on the books of the
Depositary by the Owner in person or by a
duly authorized attorney, upon surrender of
those American Depositary Shares properly
endorsed for transfer or accompanied by
proper instruments of transfer, in the case of
a Receipt, or pursuant to a proper instruction
(including, for the avoidance of doubt,
instructions through DRS and Profile as
provided in Section 2.11 of the Deposit
Agreement), in the case of uncertificated
American Depositary Shares, and funds
sufficient to pay any applicable transfer
taxes and the expenses of the Depositary
and upon compliance with such regulations,
if any, as the Depositary may establish for
such purpose. This Receipt may be split into
other such Receipts, or may be combined
with other such Receipts into one Receipt,
evidencing the same aggregate number of
American Depositary Shares as the Receipt
or Receipts surrendered. The Depositary,
upon surrender of certificated American
Depositary Shares for the purpose of
exchanging for uncertificated American
Depositary Shares, shall cancel those
certificated American Depositary Shares and
send the Owner a statement confirming that
the Owner is the Owner of uncertificated
American Depositary Shares. The
Depositary, upon receipt of a proper
instruction (including, for the avoidance of
doubt, instructions through DRS and Profile
as provided in Section 2.11 of the Deposit
Agreement) from the Owner of
uncertificated American Depositary Shares
for the purpose of exchanging for
certificated American Depositary Shares,
shall cancel those uncertificated American
Depositary Shares and shall deliver to the
Owner the same number of certificated
American Depositary Shares.  As a condition
precedent to the delivery, registration of
transfer, or surrender of any American
Depositary Shares or splitup or combination
of any Receipt or withdrawal of any
Deposited Securities, the Depositary, the
Custodian, or Registrar may require payment
from the depositor of the Shares or the
presenter of the Receipt or instruction for
registration of transfer or surrender of
American Depositary Shares not evidenced
by a Receipt of a sum sufficient to reimburse
it for any tax or other governmental charge
and any stock transfer or registration fee
with respect thereto (including any such tax
or charge and fee with respect to Shares
being deposited or withdrawn) and payment
of any applicable fees as provided in the
Deposit Agreement, may require (a) the
production of proof satisfactory to it as to
the identity and genuineness of any
signature, (b) compliance with any laws or
regulations, relating to depositary receipts in
general or to the withdrawal or sale of
Deposited Securities, (c) delivery of such
certificates as the Company may from time
to time specify in writing to the Depositary
to assure compliance with the Securities Act
of 1933 and the rules and regulations
thereunder and (d) compliance with such
reasonable procedures, if any, regulations the
Depositary may establish consistent with the
provisions of the Deposit Agreement.
      Except as otherwise agreed between
the Depositary and the Company and
subject to the provisions of the following
sentence, the delivery of American
Depositary Shares against deposit of Shares
generally or against deposit of particular
Shares may be suspended, or the transfer of
American Depositary Shares in particular
instances may be refused, or the registration
of transfer of outstanding American
Depositary Shares generally may be
suspended, during any period when the
transfer books of the Depositary are closed,
or if any such action is deemed necessary or
advisable by the Depositary or the Company
at any time or from time to time because of
any requirement of law or of any
government or governmental body or
commission, or under any provision of the
Deposit Agreement, or for any other reason,
and the acceptance of surrenders of
American Depositary Shares for the purpose
of withdrawal of Deposited Securities may
be suspended during specified periods
before meetings of holders of Shares and
dividend payments or as otherwise
reasonably necessary to comply with
applicable laws and regulations.
Notwithstanding anything to the contrary in
the Deposit Agreement or this Receipt, the
surrender of outstanding American
Depositary Shares and withdrawal of
Deposited Securities may not be suspended
subject only to (i) temporary delays caused
by closing the transfer books of the
Depositary or the Company or the Foreign
Registrar, if applicable, or the deposit of
Shares in connection with voting at a
shareholders meeting, or the payment of
dividends, (ii) the payment of fees, taxes
and similar charges, and (iii) compliance
with any U.S. or foreign laws or
governmental regulations relating to the
American Depositary Shares or to the
withdrawal of the Deposited Securities.
Without limitation of the foregoing, the
Depositary shall not knowingly accept for
deposit under the Deposit Agreement any
Shares which would be required to be
registered under the provisions of the
Securities Act of 1933, unless a registration
statement is in effect as to such Shares for
such offer and sale.
4.	LIABILITY OF OWNER FOR
TAXES.
      If any tax or other governmental
charge shall become payable with respect to
any American Depositary Shares or any
Deposited Securities represented by any
American Depositary Shares, such tax or
other governmental charge shall be payable
by the Owner to the Depositary.  The
Depositary may refuse to register any
transfer of those American Depositary
Shares or any withdrawal of Deposited
Securities represented by those American
Depositary Shares until such payment is
made, and may withhold any dividends or
other distributions, or may sell for the
account of the Owner any part or all of the
Deposited Securities represented by those
American Depositary Shares, and may apply
such dividends or other distributions or the
proceeds of any such sale in payment of
such tax or other governmental charge and
the Owner shall remain liable for any
deficiency.
5.	WARRANTIES ON DEPOSIT OF
SHARES.
      Every person depositing Shares
under the Deposit Agreement shall be
deemed thereby to represent and warrant,
that such Shares and each certificate
therefor, if applicable, are validly issued,
fully paid, nonassessable and free of any
preemptive rights of the holders of
outstanding Shares and that the person
making such deposit is duly authorized so to
do.  Every such person shall also be deemed
to represent that the deposit of such Shares
and the sale of American Depositary Shares
representing such Shares by that person are
not restricted under the Securities Act of
1933.  Such representations and warranties
shall survive the deposit of Shares and
delivery of American Depositary Shares.
6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
      Any person presenting Shares for
deposit or any Owner or Holder may be
required from time to time to file with the
Depositary or the Custodian such proof of
citizenship or residence, exchange control
approval, or such information relating to the
registration on the books of the Company or
the Foreign Registrar, if applicable, to
execute such certificates and to make such
representations and warranties, as the
Depositary may reasonably deem necessary
or proper or as the Company may reasonably
instruct in writing the Depositary to require.
The Depositary may withhold the delivery or
registration of transfer of any American
Depositary Shares or the distribution of any
dividend or sale or distribution of rights or
of the proceeds thereof or the delivery of
any Deposited Securities until such proof or
other information is filed or such certificates
are executed or such representations and
warranties made.  Upon written request of
the Company, the Depositary shall deliver to
the Company copies of the documents or
instruments delivered to the Depositary or
any of its agents pursuant to Section 3.01 of
the Deposit Agreement, to the extent that
disclosure is permitted under applicable law.
No Share shall be accepted for deposit
unless accompanied by evidence satisfactory
to the Depositary that any necessary
approval has been granted by any
governmental body in each applicable
jurisdiction that is then performing the
function of the regulation of currency
exchange.
7.	CHARGES OF DEPOSITARY.
      The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering American Depositary Shares or
to whom American Depositary Shares are
issued (including, without limitation,
issuance pursuant to a stock dividend or
stock split declared by the Company or an
exchange of stock regarding the American
Depositary Shares or Deposited Securities or
a delivery of American Depositary Shares
pursuant to Section 4.03 of the Deposit
Agreement), or by Owners, as applicable:
(1) taxes and other governmental charges,
(2) such registration fees as may from time
to time be in effect for the registration of
transfers of Shares generally on the Share
register of the Company or Foreign Registrar
and applicable to transfers of Shares to or
from the name of the Depositary or its
nominee or the Custodian or its nominee on
the making of deposits or withdrawals under
the terms of the Deposit Agreement, (3)
such cable, telex and facsimile transmission
expenses as are expressly provided in the
Deposit Agreement, (4) such expenses as are
incurred by the Depositary in the conversion
of foreign currency pursuant to Section 4.05
of the Deposit Agreement, (5) a fee of $5.00
or less per 100 American Depositary Shares
(or portion thereof) for the delivery of
American Depositary Shares pursuant to
Section 2.03, 4.03 or 4.04 of the Deposit
Agreement and the surrender of American
Depositary Shares pursuant to Section 2.05
or 6.02 of the Deposit Agreement, (6) a fee
of the greater of (i) $0.02 per American
Depositary Share (or portion thereof) and (ii)
6% of the amount per American Depositary
Share of any dividend or other cash
distribution, or less, for any cash distribution
made pursuant to the Deposit Agreement,
including, but not limited to Sections 4.01
through 4.04 of the Deposit Agreement, (7)
a fee for the distribution of securities
pursuant to Section 4.02 of the Deposit
Agreement, such fee being in an amount
equal to the fee for the execution and
delivery of American Depositary Shares
referred to above which would have been
charged as a result of the deposit of such
securities (for purposes of this clause 7
treating all such securities as if they were
Shares) but which securities are instead
distributed by the Depositary to Owners, (8)
an annual fee for depositary services,
payable only in the event that the Company
does not pay a dividend in any 12month
period of at least EUR 0.28 per Share, equal
to the difference per American Depositary
Share (or portion thereof) per annum for
depositary services, which will be payable as
provided in clause 9 below, and (9) any
other unavoidable charges introduced after
the date of the Deposit Agreement and
payable by the Depositary, any of the
Depositarys agents, including the Custodian,
or the agents of the Depositarys agents to
any governmental or regulatory authority or
to ant central repository (i.e., the Depository
Trust Company or similar entities) in
connection with the servicing of Shares or
other Deposited Securities (which charge
shall be assessed against Owners as of the
date or dates set by the Depositary in
accordance with Section 4.06 of the Deposit
Agreement and shall be payable at the sole
discretion of the Depositary by billing such
Owners for such charge or by deducting
such charge from one or more cash
dividends or other cash distributions).
      The Depositary, subject to Article 8
hereof, may own and deal in any class of
securities of the Company and its affiliates
and in American Depositary Shares.
      From time to time, the Depositary
may make reimbursement payments to the
Company for expenses relating to this
American Depositary Shares program.
8.	PRERELEASE OF RECEIPTS.
      Notwithstanding Section 2.03 of the
Deposit Agreement, the Depositary may
deliver American Depositary Shares prior to
the receipt of Shares pursuant to Section
2.02 of the Deposit Agreement (a
PreRelease).  The Depositary may, pursuant
to Section 2.05 of the Deposit Agreement,
deliver Shares upon the surrender of
American Depositary Shares that have been
PreReleased, whether or not such
cancellation is prior to the termination of
such PreRelease or the Depositary knows
that such American Depositary Shares have
been PreReleased.  The Depositary may
receive American Depositary Shares in lieu
of Shares in satisfaction of a PreRelease.
Each PreRelease will be (a) preceded or
accompanied by a written representation
from the person to whom American
Depositary Shares or Shares are to be
delivered, that such person, or its customer,
owns the Shares or American Depositary
Shares to be remitted, as the case may be, (b)
at all times fully collateralized with cash or
such other collateral as the Depositary deems
appropriate, (c) terminable by the Depositary
on not more than five (5) business days
notice, and (d) subject to such further
indemnities and credit regulations as the
Depositary deems appropriate.  Except as
otherwise agreed between the Company and
the Depositary, the number of American
Depositary Shares that are outstanding at
any time as a result of PreRelease will not
normally exceed thirty percent (30%) of the
Shares deposited under the Deposit
Agreement. Except as otherwise agreed
between the Company and the Depositary,
the Depositary reserves the right to change
or disregard such limit from time to time as
it deems appropriate.
      The Depositary may retain for its
own account any compensation received by
it in connection with the foregoing.
9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive Owner and Holder of this
Receipt by accepting or holding the same
consents and agrees that when properly
endorsed or accompanied by proper
instruments of transfer, shall be transferable
as certificated registered securities under the
laws of New York. American Depositary
Shares not evidenced by Receipts shall be
transferable as uncertificated registered
securities under the laws of New York.  The
Depositary, notwithstanding any notice to
the contrary, may treat the Owner of
American Depositary Shares as the absolute
owner thereof for the purpose of
determining the person entitled to
distribution of dividends or other
distributions or to any notice provided for in
the Deposit Agreement and for all other
purposes, and neither the Depositary nor the
Company shall have any obligation or be
subject to any liability under the Deposit
Agreement to any Holder of American
Depositary Shares unless that Holder is the
Owner of those American Depositary
Shares.
10.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement
or be valid or obligatory for any purpose,
unless this Receipt shall have been executed
by the Depositary by the manual signature of
a duly authorized signatory of the
Depositary; provided, however that such
signature may be a facsimile if a Registrar
for the Receipts shall have been appointed
and such Receipts are countersigned by the
manual signature of a duly authorized
officer of the Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
      The Company publishes information
in English required to maintain the
exemption from registration under Rule
12g32(b) under the Securities Exchange Act
of 1934, as amended, on its Internet web
site or through an electronic information
delivery system generally available to the
public in its primary trading market.  The
Companys Internet web site address is
www.isoneamed.com.
      The Depositary will make available
for inspection by Owners at its Corporate
Trust Office any reports, notices and other
communications, including any proxy
soliciting material, received from the
Company which are both (a) received by the
Depositary as the holder of the Deposited
Securities and (b) made generally available
to the holders of such Deposited Securities
by the Company.  The Depositary will also,
upon written request by the Company, send
to Owners copies of such reports when
furnished by the Company pursuant to the
Deposit Agreement.  Any such reports and
communications, including any such proxy
soliciting material, furnished to the
Depositary by the Company shall be
furnished in English to the extent such
materials are required to be translated into
English pursuant to any regulations of the
Commission. The Depositary will mail to any
Owner upon its request a copy of the
Companys most recent annual report, to the
extent the Company has supplied copies of
the report to the Depositary for the purpose.
      The Depositary will keep books, at
its Corporate Trust Office, for the
registration of American Depositary Shares
and transfers of American Depositary Shares
which at all reasonable times shall be open
for inspection by the Owners, provided that
such inspection shall not be for the purpose
of communicating with Owners in the
interest of a business or object other than the
business of the Company or a matter related
to the Deposit Agreement or the American
Depositary Shares.
12.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary receives
any cash dividend or other cash distribution
on any Deposited Securities, the Depositary
will, if at the time of receipt thereof any
amounts received in a foreign currency can
in the judgment of the Depositary be
converted on a reasonable basis into United
States dollars transferable to the United
States, and subject to the Deposit
Agreement, convert such dividend or
distribution into dollars and will, without
unreasonable delay, distribute the amount
thus received (net of the fees and expenses
of the Depositary as provided in Article 7
hereof and Section 5.09 of the Deposit
Agreement) to the Owners entitled thereto;
provided, however, that in the event that the
Custodian or the Depositary is required to
withhold and does withhold from any cash
dividend or other cash distribution in respect
of any Deposited Securities an amount on
account of taxes or other governmental
charges, the amount distributed to the
Owners of the American Depositary Shares
representing such Deposited Securities shall
be reduced accordingly.
      Subject to the provisions of
Section 4.11 and 5.09 of the Deposit
Agreement, whenever the Depositary
receives any distribution other than a
distribution described in Section 4.01, 4.03
or 4.04 of the Deposit Agreement, the
Depositary will cause the securities or
property received by it to be distributed to
the Owners entitled thereto, in any manner
that the Depositary may reasonably deem
equitable and practicable for accomplishing
such distribution; provided, however, that if
in the opinion of the Depositary, after
consultation with the Company, such
distribution cannot be made proportionately
among the Owners of Receipts entitled
thereto, or if for any other reason the
Depositary deems such distribution not to be
feasible, the Depositary may, after
consultation with the Company, adopt such
method as it may deem equitable and
practicable for the purpose of effecting such
distribution, including, but not limited to,
the public or private sale of the securities or
property thus received, or any part thereof,
and the net proceeds of any such sale (net of
the fees and expenses of the Depositary as
provided in Article 7 hereof and
Section 5.09 of the Deposit Agreement) will
be distributed without unreasonable delay
by the Depositary to the Owners of Receipts
entitled thereto all in the manner and subject
to the conditions described in Section 4.01
of the Deposit Agreement.  The Depositary
may withhold any distribution of securities
under Section 4.02 of the Deposit
Agreement if it has not received satisfactory
assurances from the Company that the
distribution does not require registration
under the Securities Act of 1933.  The
Depositary may sell, by public or private
sale, an amount of securities or other
property it would otherwise distribute under
this Article that is sufficient to pay its fees
and expenses in respect of that distribution.
      If any distribution consists of a
dividend in, or free distribution of, Shares,
the Depositary may , and shall, if the
Company shall so request in writing, deliver
to the Owners entitled thereto, an aggregate
number of American Depositary Shares
representing the amount of Shares received
as such dividend or free distribution, subject
to the terms and conditions of the Deposit
Agreement with respect to the deposit of
Shares and issuance of American Depositary
Shares, including the withholding of any tax
or governmental charge as provided in
Section 4.11 of the Deposit Agreement and
the payment of the fees and expenses of the
Depositary as provided in Article 7 hereof
and Section 5.09 of the Deposit Agreement
(and the Depositary may sell, by public or
private sale, an amount of Shares received
sufficient to pay its fees and expenses in
respect of that  distribution).  The
Depositary may withhold any such delivery
of American Depositary Shares if it has not
received satisfactory assurances from the
Company that such distribution does not
require registration under the Securities Act
of 1933. In lieu of delivering fractional
American Depositary Shares in any such
case, the Depositary will sell the amount of
Shares represented by the aggregate of such
fractions and distribute the net proceeds
without unreasonable delay, all in the
manner and subject to the conditions
described in Section 4.01 of the Deposit
Agreement.  If additional American
Depositary Shares are not so delivered, each
American Depositary Share shall thenceforth
also represent the additional Shares
distributed upon the Deposited Securities
represented thereby.
      In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe
therefor) is subject to any tax or other
governmental charge which the Depositary is
obligated to withhold, the Depositary may
by public or private sale dispose of all or a
portion of such property (including Shares
and rights to subscribe therefor) in such
amounts and in such manner as the
Depositary deems necessary and practicable
to pay any such taxes or charges, and the
Depositary shall distribute the net proceeds
of any such sale after deduction of such
taxes or charges to the Owners of Receipts
entitled thereto.
      The Depositary shall forward to the
Company or its agent such information from
its records as the Company may reasonably
request to enable the Company or its agent
to file necessary reports with governmental
agencies.
13.	RIGHTS.
      In the event that the Company shall
offer or cause to be offered to the holders of
any Deposited Securities any rights to
subscribe for additional Shares or any rights
of any other nature, the Depositary, after
consultation with the Company to the extent
prracticable, shall have discretion as to the
procedure to be followed in making such
rights available to any Owners or in
disposing of such rights on behalf of any
Owners and making the net proceeds
available to such Owners or, if by the terms
of such rights offering or for any other
reason, the Depositary may not either make
such rights available to any Owners or
dispose of such rights and make the net
proceeds available to such Owners, then the
Depositary shall allow the rights to lapse.  If
at the time of the offering of any rights the
Depositary determines in its discretion, after
consultation with and with the agreement of
the Company, that it is lawful and feasible
to make such rights available to all or certain
Owners but not to other Owners, the
Depositary may distribute to any Owner to
whom it determines, after consultation with
and with the agreement of the Company, the
distribution to be lawful and feasible, in
proportion to the number of American
Depositary Shares held by such Owner,
warrants or other instruments therefor in
such form as it deems appropriate.
      In circumstances in which rights
would otherwise not be distributed, if an
Owner requests the distribution of warrants
or other instruments in order to exercise the
rights allocable to the American Depositary
Shares of such Owner under the Deposit
Agreement, the Depositary will make such
rights available to such Owner upon written
notice from the Company to the Depositary
that (a) the Company has elected in its sole
discretion to permit such rights to be
exercised and (b) such Owner has executed
such documents as the Company has
determined in its sole discretion are
reasonably required under applicable law.
      If the Depositary has distributed
warrants or other instruments for rights to all
or certain Owners, then upon instruction
from such an Owner pursuant to such
warrants or other instruments to the
Depositary from such Owner to exercise
such rights, upon payment by such Owner to
the Depositary for the account of such
Owner of an amount equal to the purchase
price of the Shares to be received upon the
exercise of the rights, and upon payment of
the fees and expenses of the Depositary and
any other charges as set forth in such
warrants or other instruments, the
Depositary shall, on behalf of such Owner,
exercise the rights and purchase the Shares,
and the Company shall cause the Shares so
purchased to be delivered to the Depositary
on behalf of such Owner.  As agent for such
Owner, the Depositary will cause the Shares
so purchased to be deposited pursuant to
Section 2.02 of the Deposit Agreement, and
shall, pursuant to Section 2.03 of the
Deposit Agreement, deliver American
Depositary Shares to such Owner.  In the
case of a distribution pursuant to the second
paragraph of this Article 13, such deposit
shall be made, and depositary shares shall be
delivered, under depositary arrangements
which provide for issuance of depositary
shares subject to the appropriate restrictions
on sale, deposit, cancellation, and transfer
under applicable United States laws.
      If the Depositary determines in its
discretion, after consultation with the
Company, that it is not lawful and feasible
to make such rights available to all or certain
Owners, it may sell the rights, warrants or
other instruments in proportion to the
number of American Depositary Shares held
by the Owners to whom it has determined it
may not lawfully or feasibly make such
rights available, and allocate the net
proceeds of such sales (net of the fees and
expenses of the Depositary as provided in
Section 5.09 of the Deposit Agreement and
all taxes and governmental charges payable
in connection with such rights and subject to
the terms and conditions of the Deposit
Agreement) for the account of such Owners
otherwise entitled to such rights, warrants or
other instruments, upon an averaged or other
practical basis without regard to any
distinctions among such Owners because of
exchange restrictions or the date of delivery
of any American Depositary Shares or
otherwise.
      The Depositary will not offer rights
to Owners unless both the rights and the
securities to which such rights relate are
either exempt from registration under the
Securities Act of 1933 with respect to a
distribution to all Owners or are registered
under the provisions of such Act; provided,
that nothing in the Deposit Agreement shall
create any obligation on the part of the
Company to file a registration statement
with respect to such rights or underlying
securities or to endeavor to have such a
registration statement declared effective or
otherwise to register such rights or securities
under any other applicable laws for any
purpose.  If an Owner requests the
distribution of warrants or other instruments,
notwithstanding that there has been no such
registration under the Securities Act of
1933, the Depositary shall not effect such
distribution unless it has received an opinion
from recognized counsel in the United
States for the Company upon which the
Depositary may rely that such distribution to
such Owner is exempt from such
registration.
      The Depositary shall not be
responsible for any failure to determine that
it may be lawful or feasible to make such
rights available to Owners in general or any
Owner in particular.
14.	CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary or the
Custodian shall receive foreign currency, by
way of dividends or other distributions or
the net proceeds from the sale of securities,
property or rights, and if at the time of the
receipt thereof the foreign currency so
received can in the judgment of the
Depositary be converted on a reasonable
basis into Dollars and the resulting Dollars
transferred to the United States, the
Depositary shall convert or cause to be
converted by sale or in any other manner
that it may determine, such foreign currency
into Dollars, and such Dollars shall be
distributed without unreasonable delay to
the Owners entitled thereto or, if the
Depositary shall have distributed any
warrants or other instruments which entitle
the holders thereof to such Dollars, then to
the holders of such warrants andor
instruments upon surrender thereof for
cancellation.  Such distribution may be made
upon an averaged or other practicable basis
without regard to any distinctions among
Owners on account of exchange restrictions,
the date of delivery of any American
Depositary Shares or otherwise and shall be
net of any expenses of conversion into
Dollars incurred by the Depositary as
provided in Section 5.09 of the Deposit
Agreement.
      If such conversion or distribution can
be effected only with the approval or license
of any government or agency thereof, the
Depositary shall file such application for
approval or license, if any, as it may deem
desirable; provided, however, that in no
event shall the Company be required to
make any such filing.
      If at any time the Depositary shall
determine that in its judgment any foreign
currency received by the Depositary or the
Custodian is not convertible on a reasonable
basis into Dollars transferable to the United
States, or if any approval or license of any
government or agency thereof which is
required for such conversion is denied or in
the opinion of the Depositary is not
obtainable, or if any such approval or license
is not obtained within a reasonable period as
determined by the Depositary, the
Depositary may distribute the foreign
currency (or an appropriate document
evidencing the right to receive such foreign
currency) received by the Depositary to, or
in its discretion may hold such foreign
currency uninvested and without liability for
interest thereon for the respective accounts
of, the Owners entitled to receive the same.
      If any such conversion of foreign
currency, in whole or in part, cannot be
effected for distribution to some of the
Owners entitled thereto, the Depositary may
in its discretion make such conversion and
distribution in Dollars to the extent
permissible to the Owners entitled thereto
and may distribute the balance of the foreign
currency received by the Depositary to, or
hold such balance uninvested and without
liability for interest thereon for the
respective accounts of, the Owners entitled
thereto.
15.	RECORD DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or
any distribution other than cash shall be
made, or whenever rights shall be issued
with respect to the Deposited Securities, or
whenever the Depositary shall receive notice
of any meeting of holders of Shares or other
Deposited Securities, or whenever for any
reason the Depositary causes a change in the
number of Shares that are represented by
each American Depositary Share, or
whenever the Depositary shall find it
reasonably necessary or convenient, the
Depositary shall fix a record date, which
shall be the same as, or as near as practicable
to, any record date established by the
Company in respect of the Shares or other
Deposited Securities, (a) for the
determination of the Owners who shall be (i)
entitled to receive such dividend,
distribution or rights or the net proceeds of
the sale thereof, (ii) entitled to give
instructions for the exercise of voting rights
at any such meeting or (iii) responsible for
any fee assessed by the Depositary pursuant
to the Deposit Agreement, or (b) on or after
which each American Depositary Share will
represent the changed number of Shares,
subject to the provisions of the Deposit
Agreement.
16.	VOTING OF DEPOSITED
SECURITIES.
      Upon receipt of notice of any
meeting of holders of Shares or other
Deposited Securities, if requested in writing
by the Company, the Depositary shall, after
consultation with the Company and as soon
as practicable thereafter, mail to the Owners
of Receipts a notice, the form of which
notice shall be in the sole discretion of the
Depositary (unless otherwise advised to the
Depositary by the Company in writing),
which shall contain (a) such information as is
contained in such notice of meeting received
by the Depositary from the Company, (b) a
statement that the Owners as of the close of
business on a specified record date will be
entitled, subject to any applicable provision
of law and of the articles of association or
similar documents of the Company, to
instruct the Depositary as to the exercise of
the voting rights, if any, pertaining to the
amount of Shares or other Deposited
Securities represented by their respective
American Depositary Shares and (c) a
statement as to the manner in which such
instructions may be given including an
express indication that instructions may be
given (or be deemed given in accordance
with the last sentence of this paragraph if no
instruction is received) to the depositary to
give a discretionary proxy to a person
designated by the Company.  Upon the
written request of an Owner of American
Depositary Shares on such record date,
received on or before the date established by
the Depositary for such purpose, the
Depositary shall endeavor insofar as
practicable to vote or cause to be voted the
amount of Shares or other Deposited
Securities represented by those American
Depositary Shares in accordance with the
instructions set forth in such request.  The
Depositary shall not vote or attempt to
exercise the right to vote that attaches to the
Shares or other Deposited Securities, other
than in accordance with such instructions or
deemed instructions.  If (i) no instructions
are received by the Depositary from an
Owner with respect to American Depositary
Shares of that Owner on or before the date
established by the Depositary for such
purpose and (ii) the Company complied with
the second following paragraph, the
Depositary shall deem that Owner to have
instructed the Depositary to give a
discretionary proxy to a person designated
by the Company with respect to the amount
of Deposited Securities represented by those
American Depositary Shares and the
Depositary shall give a discretionary proxy
to a person designated by the Company to
vote that amount of Deposited Securities,
except that no such instruction shall be
deemed given and no such discretionary
proxy shall be given with respect to any
matter as to which the Company informs the
Depositary (and the Company agrees to
provide such information as promptly as
practicable in writing if applicable) that (x)
the Company does not wish such proxy
given, (y) substantial opposition exists or (z)
such matter materially and adversely affects
the rights of holders of Shares.
      There can be no assurance that
Owners generally or any Owner in particular
will receive the notice described in the
preceding paragraph sufficiently prior to the
instruction date to ensure that the
Depositary will vote the Shares or Deposited
Securities in accordance with the provisions
set forth in the preceding paragraph.
      In order to give Owners a reasonable
opportunity to instruct the Depositary as to
the exercise of voting rights relating to
Deposited Securities, if the Company will
request the Depositary to act under this
Article, the Company shall give the
Depositary notice of any such meeting and
details concerning the matters to be voted
upon not less than 30 days prior to the
meeting date.
17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
      Upon any change in nominal value,
change in par value, splitup, consolidation,
or any other reclassification of Deposited
Securities, or upon any recapitalization,
reorganization, merger or consolidation, or
sale of assets affecting the Company or to
which it is a party, or upon the redemption
or cancellation by the Company of the
Deposited Securities, any securities, cash or
property which shall be received by the
Depositary or a Custodian in exchange for,
in conversion of, in lieu of or in respect of
Deposited Securities shall, if permitted by
applicable law, be treated as new Deposited
Securities under the Deposit Agreement, and
American Depositary Shares shall
thenceforth represent, in addition to the
existing Deposited Securities, the right to
receive the new Deposited Securities so
received, unless additional Receipts are
delivered pursuant to the following
sentence.  In any such case the Depositary
may and shall, if the Company so requests in
writing, deliver additional American
Depositary Shares as in the case of a
dividend in Shares, or call for the surrender
of outstanding Receipts to be exchanged for
new Receipts specifically describing such
new Deposited Securities.
      Immediately upon the occurrence of
any such splitup, consolidation or any other
reclassification covered by this Article 17
and Section 4.08 of the Deposit Agreement
in respect of Deposited Securities, the
Company shall notify the Depositary in
writing of such occurrence and as soon as
practicable after receipt of such notice from
the Company, may instruct the Depositary to
give notice thereof, at the Companys
expense, to Owners in accordance with
Section 5.06 of the Deposit Agreement.
18.	LIABILITY OF THE COMPANY
AND DEPOSITARY.
            Neither the Depositary nor
the Company nor any of their respective
directors, officers, employees, agents or
affiliates shall incur any liability to any
Owner or Holder, (i) if by reason of any
provision of any present or future law or
regulation of the United States, Australia or
any other country, or of any governmental or
regulatory authority or stock exchange or
automated quotation system, or by reason of
any provision, present or future, of the
articles of association or any similar
document of the Company, or by reason of
any provision of any securities issued or
distributed by the Company, or any offering
or distribution thereof, or by reason of any
act of God or war or terrorism or other
circumstances beyond its control, the
Depositary or the Company(or any of their
respective directors, officers, employees,
agents or affiliates) shall be prevented,
delayed or forbidden from or be subject to
any civil or criminal penalty on account of
doing or performing any act or thing which
by the terms of the Deposit Agreement or
Deposited Securities it is provided shall be
done or performed, (ii) by reason of any
nonperformance or delay, caused as
aforesaid, in the performance of any act or
thing which by the terms of the Deposit
Agreement it is provided shall or may be
done or performed, (iii) by reason of any
exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement, (iv) for the inability of any
Owner or Holder to benefit from any
distribution, offering, right or other benefit
which is made available to holders of
Deposited Securities but is not, under the
terms of the Deposit Agreement, made
available to Owners or Holders, or (v) for
any special, consequential or punitive
damages for any breach of the terms of the
Deposit Agreement.  Where, by the terms of
a distribution pursuant to Section 4.01, 4.02
or 4.03 of the Deposit Agreement, or an
offering or distribution pursuant to
Section 4.04 of the Deposit Agreement, or
for any other reason, such distribution or
offering may not be made available to
Owners of Receipts, and the Depositary may
not dispose of such distribution or offering
on behalf of such Owners and make the net
proceeds available to such Owners, then the
Depositary shall not make such distribution
or offering, and shall allow any rights, if
applicable, to lapse.  Neither the Company
nor the Depositary (nor any of their
respective directors, officers, employees,
agents or affiliates) assume any obligation or
shall any of them be subject to any liability
under the Deposit Agreement to Owners or
Holders, except that each of the Company
and the Depositary agreee to perform its
obligations specifically set forth in the
Deposit Agreement without negligence or
bad faith.  The Depositary shall not be
subject to any liability with respect to the
validity or worth of the Deposited
Securities.  Neither the Depositary nor the
Company (nor any of their respective
directors, officers, employees, agents or
affiliates) shall be under any obligation to
appear in, prosecute or defend any action,
suit, or other proceeding in respect of any
Deposited Securities or in respect of the
American Depositary Shares, on behalf of
any Owner or Holder or other person.
Neither the Depositary nor the Company
(nor any of their respective directors,
officers, employees, agents or affiliates) shall
be liable for any action or nonaction by it in
reliance upon the advice of or information
from legal counsel, accountants, any person
presenting Shares for deposit, any Owner or
Holder, or any other person believed by it in
good faith to be competent to give such
advice or information.  Each of the
Depositary, the Company and their
directors, officers, employees, agents and
controlling persons may rely and shall be
protected in acting upon any written notice,
request, direction or other document
believed by such person to be genuine and to
have been signed or presented by the proper
party or parties.  The Depositary shall not be
liable for any acts or omissions made by a
successor depositary whether in connection
with a previous act or omission of the
Depositary or in connection with a matter
arising wholly after the removal or
resignation of the Depositary, provided that
in connection with the issue out of which
such potential liability arises, the Depositary
performed its obligations without negligence
or bad faith while it acted as Depositary.
The Depositary shall not be liable for the
acts or omissions of any securities
depository, clearing agency or settlement
system in connection with or arising out of
bookentry settlement of Deposited
Securities or otherwise.  The Depositary shall
not be responsible for any failure to carry out
any instructions to vote any of the
Deposited Securities or for the manner in
which any such vote is cast or the effect of
any such vote, provided that any such action
or nonaction is in good faith.
      No disclaimer of liability under the
Securities Act of 1933 is intended by any
provision of the Deposit Agreement.
19.	RESIGNATION AND REMOVAL
OF THE DEPOSITARY;
APPOINTMENT OF SUCCESSOR
CUSTODIAN.
      The Depositary may at any time
resign as Depositary under the Deposit
Agreement by written notice of its election
so to do delivered to the Company, such
resignation to take effect upon the
appointment of a successor depositary and
its acceptance of such appointment as
provided in the Deposit Agreement.  The
Depositary may at any time be removed by
the Company by 120 days prior written
notice of such removal, to become effective
upon the later of (i) the 120th day after
delivery of the notice to the Depositary and
(ii) the appointment of a successor
depositary and its acceptance of such
appointment as provided in the Deposit
Agreement.  The Depositary in its discretion
may appoint a substitute or additional
custodian or custodians.
20.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at
any time and from time to time be amended
by agreement between the Company and the
Depositary without the consent of Owners
or Holders in any respect which they may
deem necessary or desirable.  Any
amendment which shall impose or increase
any fees or charges (other than taxes and
other governmental charges, registration
fees, cable, telex or facsimile transmission
costs, delivery costs or other such expenses),
or which shall otherwise prejudice any
substantial existing right of Owners, shall,
however, not become effective as to
outstanding American Depositary Shares
until the expiration of thirty days after
notice of such amendment shall have been
given to the Owners of outstanding
American Depositary Shares. Every Owner
and Holder of American Depositary Shares,
at the time any amendment so becomes
effective, shall be deemed, by continuing to
hold such American Depositary Shares or
any interest therein, to consent and agree to
such amendment and to be bound by the
Deposit Agreement as amended thereby. In
no event shall any amendment impair the
right of the Owner to surrender American
Depositary Shares and receive therefor the
Deposited Securities represented thereby,
except in order to comply with mandatory
provisions of applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Company may terminate the
Deposit Agreement by instructing the
Depositary to mail notice of termination to
the Owners of all American Depositary
Shares then outstanding at least 30 days
prior to the termination date included in
such notice.  The Depositary may likewise
terminate the Deposit Agreement, if at any
time 90 days shall have expired after the
Depositary delivered to the Company a
written resignation notice and if a successor
depositary shall not have been appointed
and accepted its appointment as provided in
the Deposit Agreement; in such case the
Depositary shall mail a notice of termination
to the Owners of all American Depositary
Shares then outstanding at least 30 days
prior to the termination date.  On and after
the date of termination, the Owner of
American Depositary Shares will, upon (a)
surrender of such American Depositary
Shares, (b) payment of the fee of the
Depositary for the surrender of American
Depositary Shares referred to in Section
2.05, and (c) payment of any applicable
taxes or governmental charges, be entitled to
delivery, to him or upon his order, of the
amount of Deposited Securities represented
by those American Depositary Shares.  If
any American Depositary Shares shall
remain outstanding after the date of
termination, the Depositary thereafter shall
discontinue the registration of transfers of
American Depositary Shares, shall suspend
the distribution of dividends to the Owners
thereof, and shall not give any further
notices or perform any further acts under the
Deposit Agreement, except that the
Depositary shall continue to collect
dividends and other distributions pertaining
to Deposited Securities, shall sell rights and
other property as provided in the Deposit
Agreement, and shall continue to deliver
Deposited Securities, together with any
dividends or other distributions received
with respect thereto and the net proceeds of
the sale of any rights or other property, upon
surrender of American Depositary Shares
(after deducting, in each case, the fee of the
Depositary for the surrender of American
Depositary Shares, any expenses for the
account of the Owner of such American
Depositary Shares in accordance with the
terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges). At any time after the
expiration of four months from the date of
termination, the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such
sale, together with any other cash then held
by it thereunder, unsegregated and without
liability for interest, for the pro rata benefit
of the Owners of American Depositary
Shares that have not theretofore been
surrendered, such Owners thereupon
becoming general creditors of the Depositary
with respect to such net proceeds. After
making such sale, the Depositary shall be
discharged from all obligations under the
Deposit Agreement, except to account for
such net proceeds and other cash (after
deducting, in each case, the fee of the
Depositary for the surrender of American
Depositary Shares, any expenses for the
account of the Owner of such American
Depositary Shares in accordance with the
terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges) and except for its
obligations to the Company under Section
5.08 of the Deposit Agreement.  Upon the
termination of the Deposit Agreement, the
Company shall be discharged from all
obligations under the Deposit Agreement
except for its obligations to the Depositary
with respect to indemnification, charges, and
expenses.
22.	DTC DIRECT REGISTRATION
SYSTEM AND PROFILE
MODIFICATION SYSTEM.
      (a)	Notwithstanding the
provisions of Section 2.04 of the Deposit
Agreement, the parties acknowledge that the
Direct Registration System (DRS) and
Profile Modification System (Profile) shall
apply to uncertificated American Depositary
Shares upon acceptance thereof to DRS by
DTC.  DRS is the system administered by
DTC pursuant to which the Depositary may
register the ownership of uncertificated
American Depositary Shares, which
ownership shall be evidenced by periodic
statements issued by the Depositary to the
Owners entitled thereto.  Profile is a
required feature of DRS which allows a
DTC participant, claiming to act on behalf of
an Owner, to direct the Depositary to
register a transfer of those American
Depositary Shares to DTC or its nominee
and to deliver those American Depositary
Shares to the DTC account of that DTC
participant without receipt by the Depositary
of prior authorization from the Owner to
register such transfer.
      (b)	In connection with and in
accordance with the arrangements and
procedures relating to DRSProfile, the
parties understand that the Depositary will
not verify, determine or otherwise ascertain
that the DTC participant which is claiming
to be acting on behalf of an Owner in
requesting registration of transfer and
delivery described in subsection (a) has the
actual authority to act on behalf of the
Owner (notwithstanding any requirements
under the Uniform Commercial Code).  For
the avoidance of doubt, the provisions of
Sections 5.03 and 5.08 of the Deposit
Agreement shall apply to the matters arising
from the use of the DRS.  The parties agree
that the Depositarys reliance on and
compliance with instructions received by the
Depositary through the DRSProfile System
and in accordance with the Deposit
Agreement, shall not constitute negligence
or bad faith on the part of the Depositary.
23.	SUBMISSION TO
JURISDICTION; JURY TRIAL
WAIVER; WAIVER OF
IMMUNITIES.
      In the Deposit Agreement, the
Company has (i) appointed Ellenoff
Grossman & Schole LLP, 150 East 42nd
Street, New York, NY 10017, in the State
of New York, as the Companys authorized
agent upon which process may be served in
any suit or proceeding arising out of or
relating to the Shares or Deposited
Securities, the American Depositary Shares,
the Receipts or this Agreement, (ii)
consented and submitted to the jurisdiction
of any state or federal court in the State of
New York in which any such suit or
proceeding may be instituted and (iii) agreed
that service of process upon said authorized
agent shall be deemed in every respect
effective service of process upon the
Company in any such suit or proceeding.
      EACH PARTY TO THE DEPOSIT
AGREEMENT (INCLUDING, FOR
AVOIDANCE OF DOUBT, EACH
OWNER AND HOLDER) THEREBY
IRREVOCABLY WAIVES, TO THE
FULLEST EXTENT PERMITTED BY
APPLICABLE LAW, ANY RIGHT IT
MAY HAVE TO A TRIAL BY JURY IN
ANY SUIT, ACTION OR PROCEEDING
AGAINST THE COMPANY ANDOR
THE DEPOSITARY DIRECTLY OR
INDIRECTLY ARISING OUT OF OR
RELATING TO THE SHARES OR
OTHER DEPOSITED SECURITIES, THE
AMERICAN DEPOSITARY SHARES OR
THE RECEIPTS, THE DEPOSIT
AGREEMENT OR ANY TRANSACTION
CONTEMPLATED HEREIN OR
THEREIN, OR THE BREACH HEREOF
OR THEREOF, INCLUDING, WITHOUT
LIMITATION, ANY QUESTION
REGARDING EXISTENCE, VALIDITY
OR TERMINATION (WHETHER BASED
ON CONTRACT, TORT OR ANY
OTHER THEORY).
      To the extent that the Company or
any of its properties, assets or revenues may
have or hereafter become entitled to, or have
attributed to it, any right of immunity, on
the grounds of sovereignty or otherwise,
from any legal action, suit or proceeding,
from the giving of any relief in any respect
thereof, from setoff or counterclaim, from
the jurisdiction of any court, from service of
process, from attachment upon or prior to
judgment, from attachment in aid of
execution or judgment, or other legal process
or proceeding for the giving of any relief or
for the enforcement of any judgment, in any
jurisdiction in which proceedings may at any
time be commenced, with respect to its
obligations, liabilities or any other matter
under or arising out of or in connection with
the Shares or Deposited Securities, the
American Depositary Shares, the Receipts or
the Deposit Agreement, the Company, to the
fullest extent permitted by law, hereby
irrevocably and unconditionally waives, and
agrees not to plead or claim, any such
immunity and consents to such relief and
enforcement.
24.	DISCLOSURE OF INTERESTS.
      The Company may from time to time
request Owners to provide information as to the capacity in which such Owners own or owned American Depositary Shares and regarding the identity of any other persons then or previously interested in such American Depositary Shares and the nature of such interest. Each Owner agrees to provide any information requested by the Company or the Depositary pursuant to
Section 3.04 of the Deposit Agreement.  The
Depositary agrees to comply with reasonable written instructions received from the
Company requesting that the Depositary
forward any such requests to the Owners
and to forward to the Company any such
responses to such requests received by the Depositary. To the extent that provisions of or governing any Deposited Securities or the rules or regulations of any governmental authority or securities exchange or automated quotation system may require the disclosure of beneficial or other ownership of Deposited Securities, other Shares and other securities to the Company or other persons and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership, the Depositary shall use its reasonable efforts to comply with Companys written instructions in respect of any such enforcement or limitation.